EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated June 26, 2000 included in this Form 11-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 333-85225, 333-58771, 333-45691, 333-08475, 333-03937, 033-63499,
033-63501, and 033-63503).

Arthur Andersen LLP

Fort Lauderdale, Florida,
  June 26, 2000.